SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2004

Chiron Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-12798	94-2754624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4560 Horton Street, Emeryville, CA		94608
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 655-8730

N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events.

Chiron Corporation (“Chiron” or the “Company”) announced on June 17, 2004 that it has agreed to the sale of 30-year convertible debentures to qualified institutional buyers.  The debentures are convertible under certain circumstances into cash and, if applicable, Chiron common stock. The Company anticipates gross proceeds of approximately $350 million.  The initial purchasers have a 13-day option to purchase additional debentures which could give Chiron up to approximately $35 million additional gross proceeds.  The Company intends to use the net proceeds from the offering for general corporate purposes.

Item 7.                                                           Financial Statements and Exhibits.

(c)                                  Exhibits.

EXHIBIT NUMBER

99.1   Press Release issued on June 17, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIRON CORPORATION

Date: June 17, 2004	By:	/s/ William G. Green
William G. Green
Senior Vice President,
General Counsel and
Secretary